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                                                                   Exhibit 10.22
                              EMPLOYMENT AGREEMENT

     AGREEMENT dated as of March 29, 2001 (the Effective date"), by and between Covista Communications, Inc., a New Jersey corporation, (the "Company" or "Employer") , with offices at 150 Clove Road, Little Falls, New Jersey 07024 and Kevin A. Alward, 182 Powell Road, Allendale, NJ 07401 ("Executive").

                                   ARTICLE I

                                   WITNESSETH

     WHEREAS, the Company and Executive desire to enter into this Employment Agreement (the "Agreement") in order to set forth the terms and conditions of Executive's employment, intending to supersede any prior employment agreement, written or oral, whether with the Company or any of its subsidiaries.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

     1. DUTIES AND RESPONSIBILITIES. The duties and responsibilities of Executive shall be of a Chief Operating Officer as the same shall be assigned to him, from time to time, by the Chief Executive Officer or by the Board of Directors of the Employer. Executive recognizes that, during the period of his employment hereunder, he owes an undivided duty of loyalty to Employer and agrees to devote all of his business time and attention to the performance of said duties and responsibilities and to use his best efforts to promote and develop the business of Employer and its affiliates. It is the intention of the Employer that executive shall be appointed Chief Operating Officer of the Employer to serve at the pleasure of Employer's Board of Directors, reporting on a day-to-day basis directly to the Chief Executive Officer. For the term of this Agreement, Executive shall be employed, and shall perform the major duties of his position, at the offices of Employer located in Little Falls, New Jersey, or at such other location in northern New Jersey as shall then serve as the corporate headquarters and principal place of business of Employer. During the entire employment period as hereinafter defined, Executive shall serve as Chief Operating Officer and as a member of the Board of Directors of Employer and its affiliates upon due appointment or election in accordance with the by-laws of such entities, which appointment or election shall not unreasonably be delayed, and shall serve as a member of any committee of any such Board of Directors to which he may be elected or appointed, without additional compensation.

     2. EMPLOYMENT PERIOD. For a period commencing on the Effective Date hererof and ending on the second anniversary of the Effective Date hereof (the "Employment Period"), Employer hereby employs Executive in the Chief Operating Officer capacity herein set forth. Executive agrees, pursuant to the terms hereof, to serve in such capacity for the Employment Period. This Agreement and the Employment Period shall be automatically extended for additional one (1) year periods (each a "Successive Employment Period") unless a party, by written notice as herein provided, notifies the other party by a date which is not less than ninety (90) days prior to the expiration of the Employment period or any Successive Employment Period that there shall be no extension or further extension of this Agreement.

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     3. COMPENSATION.

     (a) For all services performed by Executive for the Company during the Employment period or any Successive Employment Period, the Company shall pay Executive, in accordance with the normal pay practice of the Company, a base Salary of $250,000 per annum, payable not less frequently than in equal monthly installments, which Salary may be increased annually, effective as of an anniversary of the date hereof during the Employment Period or any Successive Employment Period, at the sole discretion of the Board of Directors. In addition to the base Salary, the Company shall pay to Executive a one-time signing bonus in the amount of $24,000.00, receipt of which is hereby acknowledged.

     (b) During each year of the Employment Period and any Successive Employment Period, Executive shall be eligible to receive a bonus ("Bonus") in an amount not to exceed one hundred (100%) percent of his then effective base Salary, but in any event shall receive the same percentage bonus as the Chief Executive Officer of the Company and not less than fifty percent (50%) of his then effective base Salary. Any bonus in excess of fifty percent (50%) of base Salary shall be predicated upon Employer's attainment of Annual Revenue and Earnings Targets as well as management goals determined by the Board of Directors for each twelve-month period covered by the Employment period and any Successive Employment Period, after good faith negotiations with Executive to be completed within sixty (60) days after the commencement of each such period.

     (c) Executive may also receive other bonus payments determined at the sole discretion of the Board of Directors ("Discretionary Bonus")

     (d) The Bonus compensation, if any, to be paid pursuant to paragraph 3(b) shall be paid as promptly as practicable following the availability of the financial statements of the Company relating to the applicable period, but in no event later than ninety (90) days after the end of the applicable twelve-month period.

     (e) During the Employment Period, Executive shall be entitled to perquisites, including, without limitation, a private office, secretarial, computer and other support services and facilities consistent with his position. Executive shall be entitled to business class airline travel on flights over four (4) hours duration while engaged in Company business.

     (f) Executive shall also be entitled to the following benefits:

           (i) Four (4) weeks of paid vacation for each twelve (12) months of the Employment Period, or such greater period as may be approved from time to time by the Company's Board of Directors or the Compensation Committee thereof; however, Executive shall not be compensated for any unused vacation days;

          (ii) paid holidays as provided to the Company's other executive employees;

         (iii) participation in such employee benefit plans to which executive employees of the Company, their dependents and beneficiaries generally are entitled during the Employment Period and any Successive Employment Period, including, without limitation, health insurance, disability and life insurance as specified in Paragraphs 5 and 6 below, pension and profit sharing plans and other present or equivalent successor plans and practices of the Company for which executive employees, their dependents and beneficiaries are eligible; and

          (iv) reimbursement of Executive's business and professional dues.


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     (g) in addition to such stock options or other equity incentives as the
Company's Board of Directors, in its sole discretion, may at any time grant or award to Executive, the Executive shall be granted an Incentive Stock Option to purchase 250,000 shares of the Company's Common Stock at a price of $2.00 per share, which shall vest and be exercisable as follows:

           (i) 24,999 options on each six (6) month anniversary of the effective date of this Agreement for a total period of five (5) years, amounting to ten (10) equal installments; PROVIDED THAT

          (ii) in the event that the Employment Period or any Successive Employment Period is terminated for any reason other than Cause as defined in Paragraph 7(a) below, either by Executive or by Company, prior to the expiration of five (5) years from the effective date hereof, then, in addition to the vesting provided for in Subparagraph 3(g)(i) above, Executive shall be entitled to immediate vesting of an additional 16,668 shares for each completed six-month period that this Agreement shall have been in effect up to the date of such termination; and PROVIDED FURTHER THAT

         (iii) if the Company fails to extend the term of Executive's employment past the initial Employment Period as specified in Paragraph 2 above, then all options then remaining unvested at the time of expiration of the initial Employment Period shall become immediately vested; and PROVIDED FURTHER THAT

          (iv) if either (x) the Company terminates the employment of Executive at any time without Cause, as defined in Paragraph 7(a) below, or
               (y) the Executive terminates his Employment at any time With Good Reason, as defined in Paragraph 7(c) below, then all options then remaining unvested at the time of such termination without Cause or With Good Reason shall become immediately vested; and PROVIDED FURTHER THAT

           (v) upon the occurrence of a Change in Control, as defined in Paragraph 7(b)2 below, all options then remaining unvested at the time of such Change in Control shall become immediately vested.

     (h) In the event that either (i) the Company terminates the employment of Executive without Cause, as defined in Paragraph 7(a) below, or (ii) the Executive terminates his employment at any time With Good Reason, as defined in Paragraph 7(c) below, then Executive shall be entitled to receive the balance of all unpaid base Salary plus bonus and benefits to which he would have been entitled hereunder had the employment not been so terminated.

     4. REIMBURSEMENT OF EXPENSES. The Company recognizes that Executive, in performing executive's functions, duties and responsibilities under this Agreement, may be required to spend sums of money in connection with those functions, duties and responsibilities for the benefit of the Company and, accordingly, shall reimburse Executive for travel and other out-of-pocket expenses reasonably and necessarily incurred in the performance of his functions, duties and responsibilities hereunder upon submission of written statements and/or bills in accordance with the then regular procedures of the Company.


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     5. DISABILITY. In the event that Executive shall be unable to perform because of illness or incapacity, physical or mental, all the functions, duties and responsibilities to be performed by him hereunder for a consecutive period of three (3) months or for a total period of four (4) months during any consecutive twelve (12) month period during the Employment Period or any Successive Employment Period, the Company may terminate this Agreement effective on or after the expiration of such period (the "Disability Period") upon fifteen
(15) business days' written notice to Executive specifying the termination date (the "Disability Termination Date"). Executive shall be entitled to receive his base Salary and a pro-rated portion of any Bonus earned to the Disability Termination Date. Disability under this paragraph, shall be determined by a physician who shall be selected by the Company and reasonably approved by the Executive. Such approval shall not be unreasonably withheld or delayed, and a physician shall be deemed to be approved unless he or she is disapproved in writing by the Executive within ten (10) days after his or her name is submitted. The Company may obtain disability income insurance for the benefit of Executive in such amounts as the Company may determine.

     6. DEATH. In the event of the death of Executive during the Employment period or a Successive Employment Period, this Agreement and the employment of Executive hereunder shall terminate on the date of death of Executive. Executive's heirs or legal representatives shall be entitled to receive his base Salary and a prorated portion of any Bonus earned to the date of his death.

7. TERMINATION.

     (a) The Company may discharge Executive for cause at any time. Cause for discharge shall include (i) a material breach of this Agreement by Executive, but only if such breach is not cured within thirty (30) days following written notice by the Company to Executive of such breach, assuming such breach may be cured; (ii) Executive is convicted of any act or course of conduct involving moral turpitude; or (iii) Executive engages in any act or course of conduct constituting an abuse of office or authority which significantly adversely affects the business or reputation of the Company. Any written notice by the Company to Executive pursuant to this paragraph 7(a) shall set forth, in reasonable detail, the facts and circumstances claimed to constitute the cause. If, during the Employment Period or any Successive Employment period, Executive is discharged for Cause, the Company, without any limitations on any remedies it may have at law or equity, shall have no liability for base Salary or any other compensation and benefits to Executive after the date of such discharge, and all stock options that remain unexercised as of the date of such termination shall de deemed forfeited; PROVIDED that (x) Executive shall be entitled to retain all stock options that shall have vested and been exercised up to the date of such discharge, and (y) during the 30-day cure period provided for in this Paragraph 7(a), Executive shall be entitled to vest and to exercise those additional options provided for in Paragraph 3(g)(ii) above, based upon completed six (6) month intervals of employment up to the date of discharge as specified therein.

     (b) Change in Control

           (i) After a Change in Control (as defined below) of the Company has occurred, all of Executive's stock options, stock appreciation rights, restricted stock grants or stock bonuses and similar benefits shall be deemed to vest in full on the effective date of such Change of Control, notwithstanding any provision to the contrary in any applicable agreement or plan. If the Company (or any successor thereto) terminates Executive's employment with the Company within six (6) months after the Change in Control, Executive shall be entitled to receive the sum of (1) his base Salary for the remainder of the then-current Employment Period or Successive Employment Period (but in no event less than twelve
               (12) months' then-current base Salary), (2) Bonus compensation, pro-rated to the date of termination, (3) incentive stock compensation, (4) benefits, (5) perquisites and


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               awards, including, without limitation, immediate vesting of benefits and awards under the Company's stock option, stock appreciation, restricted stock, stock bonus or similar plan to the extent not theretofore vested, and (6) any benefits in the Company pension or retirement plan or program, accrued through the date Executive's employment with the Company, that would otherwise terminate pursuant to the terms thereof (the "Termination Date") (all of the foregoing six elements, individually and collectively, the "Termination Compensation"). Notwithstanding the foregoing, if Executive is offered an employment agreement (`New Agreement") by the Company within sixty (60) days after the Change in Control, having a term of not less than twelve (12) months on terms substantially similar to those provided herein, Executive shall not be entitled to the Termination Compensation unless within three (3) months after Executive's acceptance of the New Agreement, Executive determines to sever his employment relationship with the Company, in which event, the Executive shall be entitled to the Termination Compensation. The amount of the Termination Compensation shall be computed, at the expense of the Company, by the independent public accountants regularly employed by the Company immediately prior to the Change in Control (the "Accountants"), whose computation shall be conclusive and binding upon Executive and the Company in the absence of manifest error.


          (ii) For purposes hereof, a "Change in Control" shall be deemed to have occurred if: (aa) any "person" or "group" (as such terms are used in Sections (3), 3(a), (9) and 13(d) of the Securities Exchange Act of 1934, as amended (the "Act") other than Henry Luken III or any of his affiliates becomes a "beneficial owner" (as such term is used in Rule lad-s promulgated under the Act), after the date hereof, directly or indirectly, of securities of the Company representing fifty (50%) percent or more of the combined voting power of the Company's then outstanding securities; (bb) a change in "control" of the Company (as the term "control" is defined in rule 12b-2 or successor rule promulgated under the Act) shall have occurred; (cc) the majority of the Board of Directors, as such entire Board of Directors is composed as of the date hereof, no longer serve as directors of the Company, except that there shall not be counted toward such majority who no longer serve as directors Executive, if elected a director of the Company, or any director who ceased to serve either prior to the date of a Change in Control, for any reason, or at any other time due to voluntary resignation (other than in connection with an event described in (dd) or (ee) below), death, disability or termination for cause; (dd) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (ee) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the combined voting power of the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if any plan of liquidation, sale of assets, merger or consolidation provided in (dd) and (ee)


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               above is not consummated. Notwithstanding the foregoing, any transaction involving a leveraged buyout or other acquisition of the Company which would otherwise constitute a Change in Control, in which Executive participates in the surviving or successor entity (other than solely as an employee or consultant), shall not constitute a Change in Control.

         (iii) Notwithstanding anything in this Agreement to the contrary, Executive shall have the right, prior to the receipt by him of any amounts due hereunder, to waive the receipt thereof or, subsequent to the receipt by him of any amounts due hereunder, to treat some or all of such amounts as a loan from the Company which Executive shall repay to the Company, within ninety (90) days from the date or receipt, with interest at the rate provided in Section 7872 of the Internal revenue Code of 1986, as amended (the "Code"). Notice of any waiver or treatment of amounts received as a loan shall be given by Executive to the Company in writing and shall be binding upon the Company.

          (iv) It is intended that the "present value" of the payments and benefits to Executive, whether under this Agreement or otherwise, which are included in the computation of "parachute payments" shall not, in the aggregate, exceed 2.99 times the "base amount" (the terms "present value", "parachute payments" and "base amount" being determined in accordance with Section 280G of the
               Code). However, if Executive receives payments or benefits from the Company prior to payment of the Termination Compensation which, when added to the Termination Compensation, would, in the opinion of the Accountants, subject any of the payments or benefits to Executive to the excise tax imposed by Section 4999 of the Code, the Company shall be responsible for payment of such tax and shall gross-up the payment to Executive, accordingly, so as to make the impact of such tax neutral with respect to payments made to Executive.

     (c) TERMINATION BY EXECUTIVE WITH GOOD REASON. The employment of Executive under this Agreement shall be deemed to have been terminated by Executive for "Good Reason" if Executive voluntarily terminates employment following the occurrence of (i) a material breach by the Company of any of its obligations under this Agreement; PROVIDED, HOWEVER, that Executive shall provide written notice of such material breach within thirty (30) days after Executive's discovery of such material breach and the Company shall have the opportunity to cure such default within thirty (30) days after receipt of such written notice, and if the Company does not cure the default within such time, then Executive's employment shall be deemed to have been terminated for Good Reason by Executive, thirty (30) days after receipt of such written notice by the Company, or such shorter period as the Company may elect; or (ii) a material diminution of job responsibilities, reporting assignment or job title for any reason other than Cause as defined in Section 7(a) above; or (iii) relocation of the headquarters and principal place of business of the Company outside of northern New Jersey, the Borough of Manhattan in New York City, or Westchester or Nassau Counties, New York, but only in the event that Executive is required to relocate his principal office to such relocated headquarters as a condition for retaining his position as Chief Operating Officer of the Company. No resignation or other voluntary termination by Executive other than pursuant to this Paragraph 7(c) shall be deemed under any circumstances to be a termination with Good Reason or a "constructive termination".

     8. DISCLOSURE OF CONFIDENTIAL INFORMATION. "Confidential Information" means all information known by Executive, because of employment by the Company, about the Company's


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business plans, present or prospective customers, vendors, products, processes, services or activities, including the costing and pricing of such services or activities. Confidential Information does not include information generally known, other than through breach of a confidentiality agreement with the Company, in the industry in which the Company engages or may engage. Executive will not, during or after the Employment Period, directly or indirectly, use or disclose any Confidential Information, except in the performance of Executive's duties for the Company, or to other persons as directed by the Company. Executive will use reasonable efforts to prevent unauthorized use or disclosure of Confidential Information. Upon termination of employment with the Company, Executive will deliver to the Company all writings relating to or containing Confidential Information, including, without limitation, notes, memoranda, letters, drawings, diagrams, and printouts, including any tapes, discs or other forms of recorded information. If Executive violates any provision of this paragraph during or after the Employment Period or any Successive Employment Period, the Company specifically reserves the right, in appropriate circumstances, to seek full indemnification from Executive should the Company suffer any monetary damages or incur any legal liability to any person as a result of the disclosure or use of Confidential Information by Executive in violation of this paragraph.

9. RESTRICTIVE COVENANT.

     (a) Prohibited Activities. Except in the case of termination of Employment
(y) by the Company without Cause, or (z) by Executive with Good Reason, Executive agrees that he shall not (unless he has received the prior written consent of the Company), during the period beginning on the date of termination of employment and ending one (1) year thereafter, directly or indirectly, for any reason, for his own account or on behalf of or together with any other person or firm:

           (i) engage in any capacity or as an owner or co-owner of or investor in, whether as an independent contractor, consultant or advisor, or as a representative of any kind, in any business selling any products or providing any services in competition with the Company; provided, however, that Executive may own not more than five percent (5%) of the outstanding securities of any class of any corporation engaged in any such business, if such securities are listed on a national securities exchange or regularly traded in the over-the-counter market by a member of a national securities association;

          (ii) hire or solicit for employment or call, directly or indirectly through any person or firm, on any person who is at that time (or at any time during the one year prior thereto) employed by or representing the Company with the purpose or intent of attracting that person from the employ of the Company;

         (iii) call on, solicit or perform services for, directly or indirectly through any person or firm, any person or firm that at that time is, or at any time within one year prior to that time was, a customer of the Company or any prospective customer that had or, to the knowledge of the Executive, was about to receive a business proposal from the Company, for the purpose of soliciting or selling any product or service in competition with the Company; or

          (iv) call, directly or indirectly through any person or firm, on any entity which has been called on by the Company in connection with a possible acquisition by the Company, with the knowledge of that entity's status as such an acquisition candidate, for the purpose of acquiring that entity or arranging the acquisition of that entity by any person or firm other than the Company.


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     (b) Damages. Because of (i) the difficulty of measuring economic losses to the Company as a result of any breach by the Executive of the covenants in Paragraph 9(a), and (ii) the immediate and irreparable damage which could be caused to the the Company for which it would have no other adequate remedy, the Executive agrees that the Company may enforce the provisions of Paragraph 9(a) by injunction and restraining order against the Executive if he breaches any of said provisions, without necessity of providing a bond or other security.

     (c) Reasonable Restraint. The parties hereto agree that Paragraphs 9(a) and 9(b) impose a reasonable restraint on the Executive in light of the activities and business of the Company on the date hereof and the current business plans of the Company.

                                   ARTICLE II

     10. OWNERSHIP OF INVENTIONS. Discoveries and Improvements. Executive shall promptly disclose in writing to the Board of Directors of the Company all inventions, discoveries, and improvements conceived, devised, created, or developed by Executive in connection with his employment (collectively, "Invention"), and Executive shall transfer and assign to the Company all right, title and interest in and to any such Invention, including any and all domestic and foreign patent rights, domestic and foreign copyright rights therein, and any renewal thereof. Such disclosure is to be made promptly after the conception of each Invention, and each Invention is to become and remain the property of the Company, whether or not patent or copyright applications are filed thereon by the Company. Upon request of the Company, Executive shall execute from time to time during or after the termination of employment such further instruments including, without limitation, applications for patents and copyrights and assignments thereof as may be deemed necessary or desirable by the Company to effectuate the provisions of this paragraph.

     11. CONSTRUCTION. If the provisions of paragraph 9 should be deemed unenforceable, invalid, or overbroad in whole or in part for any reason, then any court of competent jurisdiction designated in accordance with paragraph 13 is hereby authorized, requested, and instructed to reform such paragraph to provide for the maximum competitive restraint upon Executive's activities (in time, product, geographic area and customer or employee solicitation) which shall then be legal and valid.

     12. DAMAGES AND JURISDICTION. Executive agrees that violation of or threatened violation of any of paragraphs 8, 9 or 10 would cause irreparable injury to the Company for which any remedy at law would be inadequate, and the Company shall be entitled in any court of law or equity of competent jurisdiction to preliminary, permanent and other injunctive relief against any breach or threatened breach of the provisions contained in any of said paragraphs 8, 9 or 10 hereof, and such compensatory damages as shall be awarded. Further, in the event of a violation of the provisions of paragraph 9, the Restriction Period referred to therein shall be extended for a period of time equal to the period that any violation occurred.

     13. JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. The Company and Executive hereby each consents to the jurisdiction of the Superior Court of the State of New Jersey for the County of Passaic or the United States District Court for the District of New Jersey with respect to any dispute arising under the terms of this Agreement and further consents that any process or notice of motion therewith may be served by certified or registered mail or personal service, within or without the State of New Jersey, provided a reasonable time for appearance is allowed.


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     12. INDEMNIFICATION. To the fullest extent permitted by, and subject to, the Company's Certificate of Incorporation and By-laws, the Company shall indemnify and hold harmless the Executive against any losses, damages or expenses (including reasonable attorney's fees) incurred by him or on his behalf in connection with any threatened or pending action, suit or proceeding in which he is or becomes a party by virtue of his employment by the Company or any its affiliates or by reason of his having served as an officer or director of the Company or any other corporation at the express request of the Company, or by reason of any action alleged to have been taken or omitted in such capacity.

     13. SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, that DETERMINATION will not affect the enforceability of any other provision of this Agreement, and the remaining provisions of this Agreement will be valid and enforceable according to their terms.


     14. SUCCESSORS TO THE COMPANY. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of Executive and the Company and any successor of Executive or the Company, including, without limitation, any corporation acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed embraced within the terms "the Company" for the purposes of this Agreement), but shall not otherwise be assignable by the Company. The services to be provided by Executive hereunder may not be delegated.

15. MISCELLANEOUS.

     (a) This Agreement constitutes the entire understanding of the parties with respect to the subject hereof, may be modified only in writing, is governed by laws of New Jersey, without giving effect to the principles of conflict of laws thereof, and will be binding and inure to the benefit of executive and Executive's personal representatives, and the Company, its successors and assigns.

     (b) If executive should die while any amount would still be payable to him under this Agreement if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee or other designee or, if there be no such designee, to his estate.

     (c) The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any provision or succeeding breach of such provision or any other provision.

     (d) Any notice under this Agreement shall be given by registered or certified mail, return receipt requested, directed to the address set forth above, unless notice of a new address has been sent pursuant to the terms of this paragraph.

     (e) In furtherance and not in limitation of the foregoing, this Agreement supersedes any employment agreement between the Company and Executive and any such agreement hereby is terminated and is no longer binding on either party.


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     16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be duplicate originals.




COVISTA COMMUNICATIONS, INC.                         KEVIN A. ALWARD







By:  /s/  A. JOHN LEACH, JR.                         /s/   KEVIN A. ALWARD
  ------------------------------------------         -------------------------

Title:   President & CEO

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